Exhibit 99.1

Zix Reports Second Quarter 2018 Financial Results

Record Quarter Signals Strong Business Fundamentals and Expanding Growth

DALLAS — July 31, 2018 — Zix Corporation (Zix) (NASDAQ: ZIXI), a leader in email security, today announced financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Financial Highlights (results compared to the same year-ago quarter)

•	Revenue increased 7% to a record $17.5 million

•	Annual contract value (ACV) increased 13% to a record $74.0 million

•	New first year orders increased 27% to a record $3.3 million

•	Total orders increased 39% to a record $21.9 million

•	GAAP net income increased 62% to $1.8 million

•	GAAP fully diluted earnings per share increased 65% to $0.03

•	Cash flow from operations increased 7% to $3.4 million

•	Non-GAAP fully diluted earnings per share increased 14% to $0.07

•	Adjusted EBITDA increased 3% to $4.3 million

•	The company ended the quarter with $17.7 million in cash and no debt

Management Commentary

“With new records established virtually across the board, Q2 2018 represented a standout quarter for the company,” said David Wagner, Zix’s Chief Executive Officer. “Nearly all of our key metrics, including revenue, ACV, new first year orders and total orders reached all-time highs, driven by the strong performance of our enterprise and corporate & middle-market sales teams. Our strategy of expanding our cloud-based offerings continues to gain traction, particularly with ZixProtect and ZixArchive. Collectively, our advanced threat protection and unified archiving solutions made up 25% of our total new first year orders during the quarter, an increase of 65% from Q1 2018. Our gold standard email encryption product also saw solid year-over-year growth in new first year orders, increasing 10%, driven by a 77% increase in the number of hosted customers compared to Q2 2017.”

Zix’s Chief Financial Officer Dave Rockvam added: “The continued growth of our hosted email encryption offering, the success of our email protection bundles and disciplined cost management enabled us to yet again achieve both our top and bottom line guidance for the quarter. Revenue of $17.5 million represented 7% year-over-year growth and a new record for the company, as we continued to meet the increasing email protection needs of our customers. This is perhaps best reflected by our record new first year orders of $3.3 million, which were up 27% year-over-year, driven by strong attach rates into our installed base which delivered 56% of our new first year orders for the quarter. Our backlog is also climbing, helped by the record total orders of $21.9 million we generated during the quarter, which was up 39% over the same year ago period. We also continued to execute on our balanced capital allocation strategy with the acquisition of Erado, working on our M&A pipeline and repurchasing more than $2.3 million of our common stock. Because of our strong results year-to-date and visibility into our business for the rest of the year, we are raising the midpoint of our revenue and GAAP earnings per share guidance, as well as our non-GAAP adjusted earnings per share guidance, for 2018.”

Wagner continued: “Our investments to build out our multi-tenant environments are going according to plan, and we’re making solid progress integrating unified archiving into ZixCentral. Unified archiving enables us to address protection of virtually all digital communication channels, which will further differentiate our full suite of services, increase our attach rates and enable higher customer retention. We’re executing on our strategy and gaining momentum, as we continue to assemble the right product offer, expand our sales leadership and focus our marketing presence in email protection. Overall, the record new order performance in Q2 represents a meaningful milestone in our journey and demonstrates that we’re executing on the right strategy.”

Second Quarter 2018 Operational Highlights

•	Increased the Zix customer base to more than 20,700 customers with the acquisition of Erado

•

A bank customer with 2,000 users expanded its Zix services by adding Erado Unified Information Archiving, highlighting the solution’s strength and potential growth for add-on opportunities within the Zix customer base

•

Strengthened the Zix managed service provider program by expanding offerings to include email threat protection and email archiving and providing additional partner value with flexible billing, rapid deployment and a centralized management console for administration of Zix solutions

•	Repurchased 500,000 shares of its common stock at an average purchase price of $4.61 per share

Second Quarter 2018 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	Q2 2018	Q2 2017	Change (1)
Revenue	$17.5	$16.4	6.9%
GAAP Gross Profit	$13.7	$13.1	4.3%
GAAP Net Income	$1.8	$1.1	61.5%

GAAP Net Income Per Share – Diluted	$0.03	$0.02	65.4%
EBITDA (2)	$3.4	$3.4	(1.1%)
EBITDA Margin	19.3%	20.9%	(1.5 pts )
Non-GAAP Adjusted Gross Profit (3)	$13.9	$13.3	4.6%
Non-GAAP Adjusted Net Income (3)	$3.9	$3.5	11.0%
Non-GAAP Adjusted Net Income Per Share – Diluted (3)	$0.07	$0.06	13.6%
Adjusted EBITDA (3)	$4.3	$4.2	2.5%
Adjusted EBITDA Margin	24.8%	25.9%	(1.1 pts )
New First Year Orders	$3.3	$2.6	26.5%
Total Orders	$21.9	$15.7	39.1%
Backlog (4)	$73.2	$77.8	(6.0%)

Fiscal Six Months 2018 Corporate Financial Summary and Other Operational Metrics
$ in Millions, except per share data	YTD 2018	YTD 2017	Change (1)
Revenue	$34.2	$32.3	5.8%
GAAP Gross Profit	$26.8	$26.2	2.4%
GAAP Net Income	$3.7	$2.9	28.1%
GAAP Net Income Per Share – Diluted	$0.07	$0.05	29.8%
EBITDA (2)	$6.9	$6.7	1.7%
EBITDA Margin	20.1%	20.9%	(0.8 pts )
Non-GAAP Adjusted Gross Profit (3)	$27.2	$26.4	2.8%
Non-GAAP Adjusted Net Income (3)	$8.2	$7.2	13.5%
Non-GAAP Adjusted Net Income Per Share – Diluted (3)	$0.15	$0.13	15.0%
Adjusted EBITDA (3)	$9.2	$8.7	5.5%
Adjusted EBITDA Margin	26.9%	27.0%	(0.1 pts )
New First Year Orders	$5.6	$4.7	18.5%
Total Orders	$36.7	$30.0	22.1%

(1)	Changes are based on actual numbers versus numbers shown in the columns, which may reflect rounding
(2)	Earnings before interest, taxes, depreciation and amortization

(3)	A reconciliation of GAAP to non-GAAP adjusted results is included in this press release and available on its investor relations website at http://investor.zixcorp.com
(4)	Service contract commitments that represent future revenue to be recognized as the services are provided

Financial Outlook

For third quarter 2018, the company forecasts revenue to range between $17.7 million and $17.8 million. The company forecasts fully diluted GAAP earnings per share to be in a range of $0.03 and $0.04 and fully diluted non-GAAP adjusted earnings per share to be $0.08 for the third quarter 2018.

For fiscal year 2018, the company is increasing the midpoint of its revenue guidance range to between $69.5 million to $70.5 million, representing an increase of 6% to 7% compared to fiscal year 2017. The company forecasts fully diluted GAAP earnings per share to be between $0.15 and $0.17 and increases its fully diluted non-GAAP adjusted earnings per share guidance to $0.31 for fiscal year 2018.

Conference Call Information

Management will discuss these financial results and outlook on a conference call today (July 31, 2018) at 5:00 p.m. ET (2:00 p.m. PT).

A live webcast of the conference call will be available in the investor relations section of Zix’s website here. Alternatively, participants can access the conference call by dialing 1-855-853-6940 (U.S. toll-free) or 1-720-634-2906 (international) at least 15 minutes before the call and entering access code 7272336. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

An audio replay of the conference will be available for seven days, by dialing 1-855-859-2056 (U.S. toll-free) or 1-404-537-3406 (international) and entering the access code 7272336. An archive of the webcast will also be available on the Zix investor relations website.

About Zix Corporation

Zix Corporation (Zix) is a leader in email security. Trusted by the nation’s most influential institutions in healthcare, finance and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, unified archiving and bring your own device (BYOD) mobile security. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit zixcorp.com.

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Zix Company Contact Taylor Johnson (214) 370-2134 tjohnson@zixcorp.com	Zix Investor Contact Matt Glover and Najim Mostamand, CFA Liolios Group, Inc. (949) 574-3860 ZIXI@liolios.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue or earnings, potential benefits of strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including but not limited to risks or uncertainties related to market acceptance of both existing and new Zix solutions, changing market dynamics resulting from technological change and innovation, and how privacy and data security laws may affect demand for Zix data protection solutions. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix financial and other results can be found in the risk factors section of Zix’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,
	2018	December 31,
	(unaudited)	2017
ASSETS
Current assets:
Cash and cash equivalents	$17,696,000	$33,009,000
Receivables, net	2,296,000	1,389,000
Prepaid and other current assets	2,978,000	3,222,000

Total current assets	22,970,000	37,620,000
Property and equipment, net	4,212,000	4,048,000
Other assets and deferred costs	7,920,000	—
Intangible Assets, Net	14,467,000	5,524,000
Goodwill	13,494,000	8,469,000
Deferred tax assets	22,340,000	25,647,000

Total assets	$85,403,000	$81,308,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,943,000	$7,154,000
Deferred revenue	24,082,000	28,362,000

Total current liabilities	33,025,000	35,516,000
Long-term liabilities:
Deferred revenue	3,966,000	1,087,000
Deferred rent	1,095,000	1,185,000

Total long-term liabilities	5,061,000	2,272,000

Total liabilities	38,086,000	37,788,000
Total stockholders’ equity	47,317,000	43,520,000

Total liabilities and stockholders’ equity	$85,403,000	$81,308,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$17,500,000	$16,378,000	$34,153,000	$32,271,000

Cost of revenue	3,806,000	3,247,000	7,319,000	6,070,000

Gross profit	13,694,000	13,131,000	26,834,000	26,201,000
Operating expenses:
Research and development	2,978,000	2,708,000	5,956,000	5,131,000
Selling, general and administrative	8,562,000	7,783,000	16,115,000	15,768,000

Total operating expenses	11,540,000	10,491,000	22,071,000	20,899,000

Operating income	2,154,000	2,640,000	4,763,000	5,302,000
Operating margin	12%	16%	14%	16%

Other income, net	360,000	66,000	479,000	145,000

Income before income taxes	2,514,000	2,706,000	5,242,000	5,447,000
Income tax expense	(674,000)	(1,567,000)	(1,510,000)	(2,533,000)

Net income	$1,840,000	$1,139,000	$3,732,000	$2,914,000

Basic income per common share:	$0.04	$0.02	$0.07	$0.05

Diluted income per common share:	$0.03	$0.02	$0.07	$0.05

Shares used in per share calculation - basic	52,467,904	53,573,431	52,670,540	53,268,005

Shares used in per share calculation - diluted	53,217,100	54,479,963	53,347,976	54,075,003

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2018	2017
Operating activities:
Net income	$3,732,000	$2,914,000
Non-cash items in net income	4,844,000	4,806,000
Changes in operating assets and liabilities	(4,173,000)	(438,000)

Net cash provided by operating activities	4,403,000	7,282,000

Investing activities:
Purchases of property and equipment	(1,367,000)	(1,266,000)
Acquisition of business, net of cash acquired	(11,773,000)	(6,594,000)

Net cash used in investing activities	(13,140,000)	(7,860,000)

Financing activities:
Proceeds from exercise of stock options	33,000	4,128,000
Earn-out payment	(605,000)	—
Purchase of treasury stock	(6,004,000)	(499,000)

Net cash provided used in financing activities	(6,576,000)	3,629,000

Decrease in cash and cash equivalents	(15,313,000)	3,051,000
Cash and cash equivalents, beginning of period	33,009,000	26,457,000

Cash and cash equivalents, end of period	$17,696,000	$29,508,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2018	2017	2018	2017
Revenue:
GAAP revenue		$17,500,000	$16,378,000	$34,153,000	$32,271,000

Cost of revenue
GAAP cost of revenue		$3,806,000	$3,247,000	$7,319,000	$6,070,000
Stock-based compensation charges (1)	(A)	(80,000)	(77,000)	(148,000)	(148,000)
Strategic consulting and litigation costs (2)	(B)	—	(2,000)	(1,000)	(2,000)
Intangible Amortization (3)	(C)	(63,000)	(50,000)	(140,000)	(50,000)
Corporate separation payment (4)	(D)	(28,000)	—	(28,000)	—

Non-GAAP adjusted cost of revenue		$3,635,000	$3,118,000	$7,002,000	$5,870,000

Gross profit:
GAAP gross profit		$13,694,000	$13,131,000	$26,834,000	$26,201,000
Stock-based compensation charges (1)	(A)	80,000	77,000	148,000	148,000
Strategic consulting and litigation costs (2)	(B)	—	2,000	1,000	2,000
Intangible Amortization (3)	(C)	63,000	50,000	140,000	50,000
Corporate separation payment (4)	(D)	28,000	—	28,000	—

Non-GAAP adjusted gross profit		$13,865,000	$13,260,000	$27,151,000	$26,401,000

Research and development expense
GAAP research and development expense		$2,978,000	$2,708,000	$5,956,000	$5,131,000
Stock-based compensation charges (1)	(A)	(112,000)	(97,000)	(202,000)	(177,000)
Strategic consulting and litigation costs (2)	(B)	(1,000)	(3,000)	(58,000)	(3,000)
Intangible Amortization (3)	(C)	(76,000)	—	(76,000)	—
Corporate separation payment (4)	(D)	—	—	—	—

Non-GAAP adjusted research and development expense		$2,789,000	$2,608,000	$5,620,000	$4,951,000

Selling and marketing expense
GAAP selling and marketing expense		$5,453,000	$5,222,000	$9,831,000	$10,395,000
Stock-based compensation charges (1)	(A)	(230,000)	(231,000)	(413,000)	(436,000)
Strategic consulting and litigation costs (2)	(B)	—	(1,000)	(7,000)	(1,000)
Intangible Amortization (3)	(C)	(155,000)	(57,000)	(224,000)	(57,000)

Non-GAAP adjusted selling and marketing expense		$5,068,000	$4,933,000	$9,187,000	$9,901,000

General and administrative expense
GAAP general and administrative expense		$3,109,000	$2,561,000	$6,284,000	$5,373,000
Stock-based compensation charges (1)	(A)	(423,000)	(283,000)	(709,000)	(518,000)
Strategic consulting and litigation costs (2)	(B)	(88,000)	(128,000)	(794,000)	(670,000)
Corporate separation payment (4)	(D)	—	—	40,000	(3,000)

Non-GAAP adjusted general and administrative expense		$2,598,000	$2,150,000	$4,821,000	$4,182,000

Operating income:
GAAP operating income		$2,154,000	$2,640,000	$4,763,000	$5,302,000
Stock-based compensation charges (1)	(A)	845,000	688,000	1,472,000	1,279,000
Strategic consulting and litigation costs (2)	(B)	89,000	134,000	860,000	676,000
Intangible Amortization (3)	(C)	294,000	107,000	440,000	107,000
Corporate separation payment (4)	(D)	28,000	—	(12,000)	3,000

Non-GAAP adjusted operating income		$3,410,000	$3,569,000	$7,523,000	$7,367,000

Adjusted Operating Margin		19.5%	21.8%	22.0%	22.8%

Net income:
GAAP net income		$1,840,000	$1,139,000	$3,732,000	$2,914,000
Stock-based compensation charges (1)	(A)	845,000	688,000	1,472,000	1,279,000
Strategic consulting and litigation costs (2)	(B)	89,000	134,000	860,000	676,000
Intangible Amortization (3)	(C)	294,000	107,000	440,000	107,000
Corporate separation payment (4)	(D)	28,000	—	(12,000)	3,000
Income tax impact	(E)	780,000	1,425,000	1,691,000	2,232,000

Non-GAAP adjusted net income		$3,876,000	$3,493,000	$8,183,000	$7,211,000

Diluted net income per common share:
GAAP net income per share		$0.03	$0.02	$0.07	$0.05
Adjustments per share	(A-E)	$0.04	$0.04	$0.08	$0.08

Non-GAAP adjusted net income per share		$0.07	$0.06	$0.15	$0.13

Shares used to compute Non-GAAP adjusted net income per share - diluted		53,217,100	54,479,963	53,347,976	54,075,003

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Three Months Ended		Six Months Ended
			June 30,		June 30,
			2018	2017	2018	2017
Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(F	)
Net income			$1,840,000	$1,139,000	$3,732,000	$2,914,000
Income tax provision			674,000	1,567,000	1,510,000	2,533,000
Depreciation			577,000	608,000	1,175,000	1,190,000
Intangible Amortization (3)			294,000	107,000	440,000	107,000

EBITDA			3,385,000	3,421,000	6,857,000	6,744,000

Adjustments:
Stock-based compensation charges (1)	(A	)	845,000	688,000	1,472,000	1,279,000
Strategic consulting and litigation costs (2)	(B	)	89,000	134,000	860,000	676,000
Corporate separation payment (4)	(D	)	28,000	—	(12,000)	3,000

Adjusted EBITDA			$4,347,000	$4,243,000	$9,177,000	$8,702,000

Adjusted EBITDA margin			24.8%	25.9%	26.9%	27.0%

(1) Stock-based compensation charges are included as follows:
Cost of revenues			$80,000	$77,000	$148,000	$148,000
Research and development			112,000	97,000	202,000	177,000
Selling and marketing			230,000	231,000	413,000	436,000
General and administrative			423,000	283,000	709,000	518,000

			$845,000	$688,000	$1,472,000	$1,279,000

(2) Strategic consulting, acquisition, and litigation costs are included as follows:
Cost of revenues			—	2,000	1,000	2,000
Research and development			1,000	3,000	58,000	3,000
Selling and marketing			—	1,000	7,000	1,000
General and administrative			88,000	128,000	794,000	670,000

			$89,000	$134,000	$860,000	$676,000

(3) Intangible Amortization is included as follows:
Cost of revenues			63,000	50,000	140,000	50,000
Research and development			76,000	—	76,000	—
Selling and marketing			155,000	57,000	224,000	57,000

			$294,000	$107,000	$440,000	$107,000

(4) Corporate separation payment is included as follows:
Cost of revenues			28,000	—	28,000	—
General and administrative			—	—	(40,000)	3,000

			$28,000	$—	$(12,000)	$3,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES OUTLOOK

	LOW	HIGH	LOW	HIGH
	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	September 30	September 30	December 31,	December 31,
	2018	2018	2018	2018
Revenue:
GAAP revenue	$17,700,000	$17,800,000	$69,500,000	$70,500,000

Diluted net income per common share:
GAAP net income	$0.03	$0.04	$0.15	$0.17
Stock-based compensation charges	$0.02	$0.02	$0.06	$0.05
Strategic consulting and litigation costs	$0.00	$0.00	$0.02	$0.02
Intangible Amortization	$0.01	$0.01	$0.02	$0.02
Income tax impact	$0.02	$0.01	$0.06	$0.05

Non-GAAP adjusted net income	$0.08	$0.08	$0.31	$0.31

Shares used to compute Non-GAAP adjusted net income per share - diluted	53,467,000	53,467,000	53,470,000	53,470,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net income per share - diluted, and EBITDA for non-cash stock-based compensation expense, and strategic consulting and litigation costs to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share - diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share - diluted and EBITDA.

Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude litigation expenses and non-recurring items that impact our ongoing business. See items (A) through (E) below for further information on the current quarter’s reconciling items.

Items (A) through (F) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income per share - diluted” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (F).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Strategic consulting, acquisition and litigation costs. See item (2) on previous page. The Company’s management excludes certain board-directed consulting costs and litigation expenses when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) Intangible amortization costs. See item (3) on previous page. The Company’s management excludes amortization expenses associated with the acquisition of intangible assets when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(D) Corporate separation payment relating to employment termination benefits agreement. See item (4) on previous page. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(E) The Non-GAAP adjustment to the tax provision represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(F) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation charges and litigation expenses.